Exhibit 10.12

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

Clinical Collaboration Agreement

by and among

Portola Pharmaceuticals, Inc.,

Bristol-Myers Squibb Company,

and

Pfizer Inc.

CLINICAL COLLABORATION AGREEMENT

This CLINICAL COLLABORATION AGREEMENT (the “Agreement”) is entered into and made effective as of October 16, 2012 (the “Effective Date”), by and among Portola Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at 270 East Grand Avenue, Suite 22, South San Francisco, CA 94080, USA (“Portola”), Bristol-Myers Squibb Company, a corporation organized and existing under the laws of Delaware, having its principal place of business at 345 Park Avenue, New York, NY 10154 (“BMS”), and Pfizer Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at 235 East 42nd Street, New York, New York 1017 (“Pfizer”). Each of Portola, BMS and Pfizer are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, BMS and Pfizer are developing and commercializing Apixaban, a Factor Xa inhibitor pursuant to that certain Amended and Restated Co-Development and Co-Promotion Agreement (Apixaban), dated as of December 2, 2010, as amended (the “BMS/Pfizer Agreement”);

WHEREAS, Portola is developing a proprietary compound, PRT064445, as a Factor Xa inhibitor antidote, as it relates to clinical situations (including serious bleeding) that require urgent reversal of the anticoagulant effects of Factor Xa inhibitors, including Apixaban;

WHEREAS, the Parties desire to collaborate to conduct certain pre-clinical safety and pharmacology studies as well as a proof of concept clinical study of PRT064445 as an antidote to Apixaban (which may be either a Phase 1b or Phase 2 study), and to cooperate in regulatory matters to the extent set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency which are hereby acknowledged, the Parties hereby agree as follows.

ARTICLE 1

DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1 “Affiliate” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” means, (a) direct or indirect, ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest, in the case of any other type of legal entity, (b) status as a general partner in any partnership, or (c) any other arrangement whereby the entity or person controls or has the right to control the board of directors or equivalent governing body of a corporation or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.

1.2 “Apixaban” means the Factor Xa inhibitor being developed and commercialized by BMS and Pfizer, having the chemical structure set forth in Schedule 1.2.

1.3 “Applicable Laws” shall mean all applicable laws, rules and regulations (whether federal, state or local) which may be in effect from time to time and applicable to conduct under this Agreement, including current Good Manufacturing Practices (cGMP) and current Good Clinical Practices (cGCP).

1.4 “BMS/Pfizer Indemnitees” has the meaning set forth in Section 12.1.

1.5 “BMS/Pfizer Know-How” means any Know-How Controlled by BMS or Pfizer or any of their respective Affiliates as of the Effective Date or thereafter during the Term that is necessary or reasonably useful to conduct the Studies or to develop PRT064445 as an antidote for Apixaban.

1.6 “BMS/Pfizer Patents” means any Patent Rights Controlled by BMS or Pfizer or any of their respective Affiliates as of the Effective Date or thereafter during the Term that cover Apixaban and/or its use and that are necessary or reasonably useful to conduct the Studies or to develop PRT064445 as an antidote for Apixaban.

1.7 “BMS/Pfizer Technology” means BMS/Pfizer Know-How and BMS/Pfizer Patents.

1.8 “cGMPs” means all current Applicable Laws and regulations that apply to the manufacture of active ingredients and pharmaceutical products, including the United States regulations set forth under Title 21 of the United States Code of Federal Regulations parts 210, 211, as may be amended from time to time, as well as applicable guidance published by the FDA from time to time, and foreign equivalents.

1.9 “Claims” means all Third Party demands, claims, actions, proceedings and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, reasonable legal costs and other reasonable expenses of any nature.

1.10 “Clinical Trial” means the “proof of concept” clinical study of PRT064445 as an antidote to Apixaban which is contemplated by the Parties, the outline of which as of the Effective Date is set forth in the initial Development Plan.

1.11 “Commercially Reasonable Efforts” means, with respect to carrying out a Party’s tasks and obligations under this Agreement, expending reasonable, diligent, good faith efforts and resources to accomplish such task or obligation as such Party would normally use to accomplish a similar task or obligation for a pharmaceutical product in a similar stage of development under similar circumstances. Commercially Reasonable Efforts requires that a Party, at a minimum, assign responsibility for such obligations to qualified employees, consultants or contractors, set goals and objectives for carrying out such obligations, and allocate resources designed to meet such goals and objectives.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.12 “Confidentiality Agreement” has the meaning set forth in Section 13.77.

1.13 “Control” or “Controlled” means, with respect to any Know-How, Patent Right, other intellectual property right, or any proprietary or trade secret information, that a Party or any of its Affiliates has the legal authority or right (whether by ownership, license or otherwise) to grant a license or a sublicense under such Know How, Patent Right, or intellectual property right to the other Party, or to otherwise disclose such proprietary or trade secret information to the other Party, all on the terms and conditions set forth in this Agreement and without breaching the terms of any then-existing agreement with any Third Party or misappropriating the proprietary or trade secret information of any Third Party.

1.14 “Development Plan” has the meaning set forth in Section 5.2.

1.15 “EMA” means the European Medicines Agency or any successor entity thereto.

1.16 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.17 “Indemnified Party” has the meaning set forth in Section 12.4.

1.18 “Indemnifying Party” has the meaning set forth in Section 12.4.

1.19 “Invention” means any data, results, process, method, composition of matter, article of manufacture, discovery, finding or other Know-How that is developed, conceived, reduced to practice, authored or otherwise created by or on behalf of a Party as a result of carrying out its obligations under this Agreement, whether or not patentable.

1.20 “Joint Collaboration Committee” or “JCC” has the meaning set forth in Section 3.1.

1.21 “Joint Inventions” has the meaning set forth in Section 8.1(d).

1.22 “Joint Patents” has the meaning set forth in Section 8.2(b).

1.23 “Know-How” means any information and any tangible materials, including but not limited to, discoveries, improvements, processes, methods, protocols, formulas, data, inventions, know-how and trade secrets, patentable or otherwise, but excluding (1) any legal rights arising from Patent Rights, and (2) Study Data.

1.24 “Patent Rights” means all patents and patent applications (including certificates of invention and applications for certificates of invention), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, revalidations, extensions, registrations, pediatric exclusivity periods and supplemental protection certificates and the like of any such patents and patent applications, and any and all equivalents of the foregoing in any country or jurisdiction.

1.25 “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.26 “Portola Indemnitees” has the meaning set forth in Section 12.2.

1.27 “Portola Know-How” means any Know-How Controlled by Portola or any of its Affiliates as of the Effective Date or thereafter during the Term that is necessary or reasonably useful to conduct the Studies or to develop Apixaban for use with PRT064445.

1.28 “Portola Patents” means any Patent Rights Controlled by Portola or any of its Affiliates as of the Effective Date or thereafter during the Term that cover PRT064445 and/or its use and are necessary or reasonably useful to conduct the Studies or to develop Apixaban for use with PRT064445.

1.29 “PRT064445” means the Factor Xa inhibitor antidote being developed by Portola, having the chemical structure set forth in Schedule 1.29.

1.30 “Regulatory Approval” means, with respect to a pharmaceutical product, all approvals, registrations, licenses or authorizations from the relevant Regulatory Authority in a country or jurisdiction that is specific to such product and necessary to develop, market and sell such product in such country or jurisdiction.

1.31 “Regulatory Authority” means any applicable government regulatory agency or authority responsible for granting Regulatory Approvals for pharmaceutical products, including the FDA, EMA and any corresponding national or regional regulatory authorities.

1.32 “Regulatory Filings” means, with respect to a pharmaceutical product, any submission to a Regulatory Authority of any appropriate regulatory application specific to such product, and shall include any submission to a regulatory advisory board and any supplement or amendment thereto with respect to such product.

1.33 “Studies” means the Clinical Trial as set forth in the Development Plan and any pre clinical safety and pharmacology studies required by the FDA or otherwise agreed upon by the parties (the “Preclinical Studies”) .

1.34 “Study Data” means all data generated by the Studies.

1.35 “Term” has the meaning set forth in Section 10.1.

1.36 “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.37 “United States” or “US” means the United States of America, including its territories and possessions.

1.38 Interpretation. In this Agreement, unless otherwise specified or unless the context otherwise requires:

(a) “includes” and “including” shall mean respectively includes and including without limitation; “or” is used in the inclusive sense (i.e., “and/or”); “will” shall mean “shall”; references to “dollars” or “$”shall mean U.S. Dollars; “annual” refers to a calendar year; “quarterly” refers to a calendar quarter;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(c) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear;

(d) any reference to any laws or regulations refers to such laws or regulations as from time to time enacted, repealed or amended;

(e) the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall include references to the Exhibits and attachments.

ARTICLE 2

LICENSE

2.1 License Grants.

(a) Subject to the terms and conditions of this Agreement, each of BMS and Pfizer hereby grants to Portola:

(i) a non-exclusive, fully paid, non-sublicenseable (but with the right to subcontract in accordance with Section 5.4) license under the BMS/Pfizer Technology to conduct the Studies pursuant to the Development Plan;

(ii) a non-exclusive, fully paid, non-sublicenseable (but with the right to subcontract in accordance with Section 5.4) license under the BMS/Pfizer Patents to develop (including seeking Regulatory Approval for) PRT064445 as an antidote for Apixaban;

(iii) a non-exclusive, fully paid, non-sublicenseable (but with the right to subcontract in accordance with Section 5.4) license under the BMS/Pfizer Know-How to develop (including seeking Regulatory Approval for) PRT064445 as an antidote for Factor Xa inhibitors; and

(iv) [*] license, [*] to [*] to [*], under [*], and [*] or [*] or [*], to [*] and [*].

(b) Subject to the terms and conditions of this Agreement, Portola hereby grants to each of BMS and Pfizer:

(i) a non-exclusive, fully paid, non-sublicenseable (but with the right to subcontract in accordance with Section 5.4) license under the Portola Know-How and the Portola Patents to conduct the Studies pursuant to the Development Plan; and

(ii) [*] license, [*] to [*] to [*], under [*], and [*] or [*] under [*], to [*], and [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) The licenses set forth above are for the convenience of the Parties, and no inference shall be drawn as to whether such licenses would or would not have been necessary for the development and commercialization of PRT064445 as an antidote to Apixaban.

2.2 [*]. Each Party recognizes that it has [*] in [*] of the [*] which may be useful in [*]. If any Party desires [*] of [*], such Party shall bring it to the attention of the JCC for discussion. Except as expressly permitted by this Agreement, no Party shall [*] (including [*]) without the prior written consent of such other Party. In the event that a Party has granted its consent [*], such consent shall [*] (i.e., if [*] the consent [*] in [*] a [*], [*] in the [*] in any [*] consent).

2.3 No Implied Licenses; Negative Covenant. Except as expressly set forth herein, no Party shall acquire any license or other intellectual property interest, by implication or otherwise, under any Know-How, Patent Rights, trademarks or other intellectual property rights owned or controlled by another Party. Portola shall not, and shall not permit any of its Affiliates to, practice any proprietary BMS/Pfizer Technology outside the scope of the license granted to it under Section 2.1(a). BMS and Pfizer shall not, and shall not permit any of its Affiliates to, practice any proprietary Portola Know-How and Portola Patents outside the scope of the license granted to it under Section 2.1(b).

2.4 Future Intellectual Property. For clarity, the terms and conditions of the Agreement shall not apply to any Know-How, Patent Rights, trademarks or other intellectual property rights developed or acquired by any Party after the expiration or termination of this Agreement, and no Party shall acquire any license or other rights to such future intellectual property rights of the other Parties under this Agreement.

ARTICLE 3

GOVERNANCE

3.1 Joint Collaboration Committee

(a) The Parties will establish a joint steering committee (the “Joint Collaboration Committee” or “JCC”) to oversee the Parties’ activities under this Agreement. Within [*], Portola shall appoint two (2) representatives to the JCC, and each of BMS and Pfizer shall appoint one (1) representative to the JCC and notify the other Parties of the dates of availability for the first meeting of the JCC. The JCC may change its size from time to time by mutual consent of its members and each Party may replace its representatives at any time upon written notice to the other Parties. Each Party’s JCC representatives shall include an officer or employee of such Party with sufficient seniority to make decisions arising within the JCC’s responsibilities.

(b) The JCC will be responsible to: (i) discuss, coordinate and review the conduct of the Studies; (ii) discuss and approve any amendments to the Development Plan, including the protocols for the Studies and the statistical analysis plans; (iii) discuss and review the results of the Studies, including the data analysis; and (iv) perform other obligations specifically delegated to the JCC under the Agreement or otherwise agreed to by the Parties in writing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c) The JCC shall not have the authority, and no Party may exercise its final decision-making authority under this Agreement, to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive either Party’s compliance with the terms and conditions of this Agreement; (iii) determine any such issue in a manner that would conflict with the terms and conditions of this Agreement; (iv) increase either Party’s obligations with regard to the Development Plan without such Party’s consent; (v) unilaterally make a decision that is expressly stated to require the mutual agreement of the Parties or the consent of the other Party); or (v) render any interpretation of this Agreement that is binding upon the Parties.

3.2 Meetings of the Joint Collaboration Committee

(a) The JCC shall meet periodically, but at least once in every calendar quarter. The first meeting of the JCC shall be held as soon as reasonably practicable, but in no event later than [*]. Meetings shall be held at such dates and places as are mutually agreed or by teleconference or videoconference.

(b) Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend JCC meetings in a non-voting capacity, with the consent of the other such Party (which shall not be unreasonably withheld); provided, that if any such Party intends to have any Third Party (including any consultant) attend such a meeting, such Third Party will be subject to the prior approval of the other Parties and must be bound by confidentiality obligations consistent with the terms of this Agreement.

(c) Each of Portola, on the one hand, and BMS and Pfizer, on the other hand, shall appoint one (1) of its representatives on the JCC to act as co-chairpersons of the JCC. The chairpersons shall set agendas for JCC meetings, provided that the agendas will include any matter requested by any Party. The chairpersons shall be responsible for recording, preparing and, within a reasonable time, issuing minutes of each JCC meeting, which draft minutes shall be subject to review and approval by the JCC.

3.3 Decision Making. The JCC shall make decisions unanimously, with Portola’s representatives collectively, on the one hand, and BMS’s and Pfizer’s representatives collectively, on the other hand, having one (1) vote and at least one (1) representative from each of Portola, on the one hand, and BMS and Pfizer, on the other hand, participating in such decision (it being understood that BMS’s representative may elect not to take action absent concurrence from the Pfizer representative, and vice versa, as such Parties may determine). In the event the JCC cannot reach an agreement regarding a decision within the JCC’s authority for a period of [*], then the matter shall be referred to the [*] of Portola, the [*] of BMS, and the [*] of Pfizer for resolution. If such senior executives cannot resolve a dispute within [*] after such matter is first referred to them pursuant to this Section 3.3, then the [*] shall have the final decision making authority on such matter; provided that in the event that the matter in dispute relates to [*], which [*], such issue must be mutually agreed (with no tie-breaking vote [*]). For clarity, the final decision of [*] on matters within its final decision making authority, and the Parties’ failure to reach agreement on matters that require mutual agreement of the Parties, shall not be subject to any other dispute resolution procedure.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.4 Costs of Governance. The costs incurred by each Party’s employees in connection with its participation at any meetings under this Article 3 shall be borne solely by such Party.

3.5 Alliance Managers. Each of Portola and BMS will appoint one representative to act as Alliance Managers (each, an “Alliance Manager”) for the collaboration. The role of the Alliance Manager is to act as a primary point of contact between the Parties to assure a successful relationship between the Parties. The Alliance Managers will attend all meetings of the JCC and support the JCC in the discharge of its responsibilities. An Alliance Manager may bring any matter concerning a Party’s performance under this Agreement to the attention of the JCC if the Alliance Manager reasonably believes that such attention is warranted. Each Party may change its designated Alliance Manager from time to time upon written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of such Alliance Manager upon written notice to the other Party’s Alliance Manager. Each Alliance Manager will be charged with creating and maintaining a collaborative work environment within the JCC. Each Alliance Manager also will:

(a) provide a single point of communication both internally within the Parties’ respective organizations and between the Parties regarding the Development Plan;

(b) plan and coordinate any cooperative efforts under this Agreement, if any, and any external communications; and

(c) take responsibility for ensuring that JCC activities, such as the conduct of required JCC meetings, occur as set forth in this Agreement and that relevant action items, if any, resulting from such meetings are appropriately carried out or otherwise addressed.

ARTICLE 4

MANUFACTURE AND SUPPLY

4.1 PRT064445.

(a) Manufacture and Supply. Portola shall manufacture or have manufactured PRT064445 [*] for the Studies. Portola shall supply [*] PRT064445 for use in the Studies as set forth in the Development Plan, with [*] by Portola. The cost of manufacture and supply (including the cost of shipping and importation) of PRT064445 for the Studies shall be [*]. PRT064445 shall be manufactured in accordance with Applicable Laws (including cGMP to the extent required by Applicable Laws) and shall be [*] PRT064445 used by Portola for its own clinical trials of PRT064445.

(b) Use. In the event that Portola supplies BMS or Pfizer with any PRT064445 under this Agreement, BMS and/or Pfizer shall use the PRT064445 supplied under and in connection with this Agreement solely as necessary for, and in accordance with, the Studies and this Agreement and for no other purpose, including without limitation any commercial purpose or other research unrelated to the Studies.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.2 Apixaban.

(a) Manufacture and Supply. BMS shall manufacture or have manufactured Apixaban [*] for the Studies. BMS shall supply [*] to Portola for use in the Studies as set forth in the Development Plan, with [*] by BMS. The cost of manufacture and supply (including the cost of shipping and importation) of Apixaban for the Studies shall be [*]. Apixaban shall be manufactured in accordance with Applicable Laws (including cGMP to the extent required by Applicable Laws) and shall be [*] Apixaban used by BMS for its own clinical trials of Apixaban.

(b) Use. Portola shall use the Apixaban supplied under and in connection with this Agreement solely as necessary for, and in accordance with, the Studies and this Agreement and for no other purpose, including without limitation any commercial purpose or other research unrelated to the Studies.

4.3 Responsibility for Quality. BMS and Portola shall manufacture and supply Apixaban and PRT064445, respectively, under its own quality system necessary to ensure its compliance with cGMP and applicable regulatory requirements during the Term. For the avoidance of doubt, each Party shall be responsible for the quality of its own compound during the Term.

ARTICLE 5

DEVELOPMENT

5.1 Overview. The Parties desire and intend to collaborate with respect to the conduct of the Studies in accordance with the Development Plan, as and to the extent set forth in this Agreement. As described in more detail in this Article 5, Portola shall be responsible for the conduct of the Studies, including the manufacturing and supply of PRT064445 required for the Studies, and shall provide BMS with the right to cross reference PRT064445’s Regulatory Filings as reasonably necessary to conduct the Studies and gain Regulatory Approval for Apixaban for use with PRT064445, and BMS shall be responsible for the manufacturing and supply of Apixaban required for the Studies and shall provide Portola with the right to cross reference Apixaban’s Regulatory Filings as reasonably necessary to conduct the Studies and gain Regulatory Approval for PRT064445 use as an antidote for Apixaban. BMS and Pfizer acknowledge that [*] for [*] for the [*], and agrees that [*] of [*] (to the extent [*] for the [*]) for [*] shall [*]. The Parties intend for the resulting data from the Studies to be sufficient for use in publications for the use of PRT064445 as an antidote for Apixaban.

5.2 Development Plan. The Studies shall be conducted in accordance with a written Development Plan (the “Development Plan”), in accordance with a protocol, to be agreed by the Parties, that is substantively similar to the protocol synopsis attached hereto as Exhibit A. As of the Effective Date, the Parties have agreed upon a draft (and not final) Development Plan with respect to the Clinical Trial, which is attached to this Agreement as Exhibit A. From time to time, the Parties, through the JCC, shall discuss and amend the Development Plan as appropriate. Any amendment to the Development Plan shall become effective upon approval of the JCC.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.3 Development Responsibilities. Unless the Parties agree in writing upon an alternative allocation of responsibilities, the Parties shall have the following rights and obligations with respect to the conduct of the Studies:

(a) BMS and Pfizer Responsibilities. BMS and/or Pfizer shall be responsible for:

(i) manufacturing and supplying cGMP-grade Apixaban required for the Studies (with such manufacturing to be undertaken by BMS pursuant to Article 4);

(ii) providing Portola with the right of reference to regulatory materials of Apixaban that are reasonably necessary to conduct the Studies and to facilitate the Regulatory Approval for PRT064445 use as an antidote for Apixaban;

(iii) [*] the Preclinical Studies directed by Regulatory Authorities or otherwise agreed upon by the JCC;

(iv) [*] protocols and amendments relating to the use of Apixaban in the Clinical Trial;

(v) [*] the resulting Clinical Trial data relating to Apixaban;

(vi) providing [*] with respect to [*], which [*] may be provided by BMS or Pfizer [*];

(vii) [*] management of the Clinical Trial;

(viii) performing the regulatory activities as set forth in Section 6.1(c); and

(ix) performing such Preclinical Studies as the JCC (by mutual agreement) assigns to BMS or Pfizer and that BMS or Pfizer agrees to carry out (it being understood that the Clinical Study shall remain the responsibility of Portola).

(b) Portola Responsibilities. Portola shall be responsible for:

(i) manufacturing and supplying cGMP-grade PRT064445 required for the Studies;

(ii) providing BMS and Pfizer with the right of reference to regulatory materials of PRT064445 that are reasonably necessary to conduct the Studies and to facilitate the incorporation of PRT064445 into Apixaban labeling;

(iii) managing and conducting the Preclinical Studies in accordance with the Development Plan, or as otherwise directed by Regulatory Authorities (except to the extent the Parties mutually agree that certain Preclinical Studies will be conducted by BMS or Pfizer);

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iv) managing and conducting the Clinical Trial in accordance with the Development Plan, or as otherwise directed by Regulatory Authorities, including entering into clinical trial agreements with clinical research organizations and other Third Parties contractors, such as academic recruitment sites, in connection with the Clinical Trial; [*] to the [*] that [*] of the [*] with respect to [*], and that [*] in the Clinical Trial [*] in the [*] (which shall include [*]);

(v) notifying BMS and Pfizer of any adverse events related to the Clinical Trial pursuant to the Pharmacovigilance Agreement provided for in Section 6.2;

(vi) providing the JCC with access to results and updates to Study Data and other documents, including: [*] and [*] related to [*] to [*]; and Study results, including [*] with respect to [*] and [*] and [*] for [*]. Notwithstanding the above, in the case of [*], or as [*] for [*], Portola shall [*] with [*] and [*] for [*] to [*] or [*].

(vii) considering, in good faith, any requests from BMS or Pfizer for additional data relating to development of PRT064445 with respect to Apixaban; and

(viii) performing the regulatory activities set forth in Section 6.1(d).

5.4 Performance.

(a) Each Party shall use Commercially Reasonable Efforts to perform the activities allocated to it under the Development Plan in a timely and effective manner. Without limiting the foregoing, Portola will use Commercially Reasonable Efforts to [*] within [*] of [*].

(b) Each Party agrees that in performing its obligations under this Agreement: (i) it shall comply with all Applicable Laws, regulations and requirements, including generally accepted standards of good clinical practice; and (ii) it will not employ or engage any Person to perform such obligations who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

(c) Each Party shall retain ownership of any materials that it provides to the other Parties under this Agreement, which shall be used by the other Parties solely for the purpose of carrying out its obligations under this Agreement. Upon expiration or termination of this Agreement, each Party shall promptly return or destroy, as the other Party shall instruct, any remaining materials provided to it by the other Party, except to the extent necessary to comply with its obligations under Applicable Laws.

(d) Each Party shall have the right to engage subcontractors for the performance of its obligations under the Development Plans, and shall cause the subcontractor(s) engaged by it to be bound by written obligations of confidentiality and invention assignment consistent with those contained herein, and such Party remains primarily responsible for the performance of such subcontractor(s).

5.5 Development Records and Reports. Each Party shall maintain complete, current and accurate records of the Studies and other development activities conducted by it hereunder, and all data and other information resulting from such activities. Such records shall

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

fully and properly reflect all work done and results achieved in good scientific manner appropriate for regulatory and patent purposes. Each Party shall document all Studies in formal written study reports according to Applicable Laws and national and international (e.g., ICH, GCP, GLP, and GMP) guidelines. Each Party shall maintain such records in a professional manner in compliance with all Applicable Laws and regulations and no Party shall destroy any such records without the other Party’s consent. Each Party shall provide the JCC with regular reports detailing its activities under the Development Plan and the results of such activities at each regularly scheduled JCC meeting. The Parties shall discuss the status, progress and results of each Party’s activities under the Development Plan at such JCC meetings.

5.6 Data Exchange and Ownership. Each Party shall promptly provide the other Parties with copies of all data and results of the Studies generated from its activities under this Agreement, including patient records to the extent permitted by Applicable Laws. All data and results of the Studies are Inventions under this Agreement and the ownership of such data and results are set forth in Section 8.1. Each Party shall have the right to [*] that [*] to [*] (which shall include, [*], and [*]), without [*]. For clarity, BMS and Pfizer shall have the right to [*] as [*] in [*] and [*], and Portola shall have the right to [*] as [*] in [*] and [*].

5.7 Samples. Patient sample materials (“Samples”) collected in the Studies shall be [*]. Subject to any rights that Third Parties may have to the Samples, each Party shall have the right to [*] consistent with [*] or otherwise for the purpose of [*] or [*]. Except as expressly set forth herein, [*] use such Samples [*] the [*] of the [*], which shall not be [*] and which will be made [*] any [*] and any [*]. Samples will be stored for future use in Portola or BMS’ sample repository and, provided [*].

5.8 Additional Studies. The Parties agree to discuss in good faith additional studies of PRT064445 as it relates to Apixaban, and upon mutual agreement, the Parties may continue the collaboration with additional preclinical studies or clinical trials. If the Parties jointly agree to conduct any such further studies, such further studies will be conducted in accordance with a separate agreement between the Parties. For clarity, no Party shall be obligated to collaborate with respect to such additional studies, and no Party shall obtain any right under this Agreement to commercialize any proprietary product of any other Party.

5.9 Development Outside Collaboration. Each Party retains the right to conduct additional preclinical studies and clinical trials (i.e., other than the Studies set forth in the Development Plan) involving its respective proprietary compound, and such additional preclinical studies or clinical trials shall not be subject to the terms and conditions of this Agreement. The other Party shall not have any rights to data generated in the course of such independent studies.

ARTICLE 6

REGULATORY

6.1 Regulatory Responsibilities.

(a) The Development Plan shall set forth the regulatory strategy for the conduct of the Studies. Subject to Sections 6.1(b) and (c) below, Portola shall be responsible for preparing and filing of any and all Regulatory Filings necessary to conduct the Studies in

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

accordance with the Development Plan. BMS and Pfizer shall assist and cooperate with Portola in connection with the preparation of such Regulatory Filings, as reasonably requested by Portola, including providing Portola with the right of reference to regulatory materials of Apixaban that are necessary to conduct the Studies. Portola shall keep BMS and Pfizer reasonably informed of regulatory developments relating to the Studies. Portola shall provide BMS and Pfizer for review and comment all draft Regulatory Filings related to the Studies (other than routine correspondence) at least [*] in advance of the intended date of submission, and shall consider in good faith BMS’ and Pfizer’s comments thereto. BMS and Pfizer shall have the right (in addition to Portola) to provide the timelines and protocols of the Studies, as they relate to Apixaban, to Regulatory Authorities.

(b) Each of BMS and Pfizer, on the one hand, and Portola, on the other hand, shall promptly notify the other Party of all meetings, conferences and discussions scheduled with any Regulatory Authority that pertains to Apixaban as it relates to PRT064445 (the “BMS/Pfizer Regulatory Authority Meeting”) or that pertains to PRT064445 as it relates to Apixaban (the “Portola Regulatory Authority Meeting”).

(c) For all BMS/Pfizer Regulatory Authority Meetings:

(i) BMS and Pfizer will prepare all strategy and correspondence for BMS/Pfizer Regulatory Authority Meetings, and will provide Portola with copies of any proposed strategy and correspondence pertaining to PRT064445 at least [*] prior to submission to a Regulatory Authority [*]. All strategy and correspondence related to the combination of Apixaban and PRT064445 shall be [*] prior to such meeting, provided that BMS and Pfizer shall [*] such Regulatory Filings and make other regulatory communications [*] or [*], or [*];

(ii) Upon BMS’ or Pfizer’s request, Portola shall provide BMS and Pfizer [*] regulatory materials of PRT064445 in a timely manner in order for BMS and Pfizer to prepare for the meeting;

(iii) BMS and Pfizer shall lead all BMS/Pfizer Regulatory Authority Meetings, [*], collectively, up to [*] Portola attendees may attend portions of any such meeting that pertains to PRT064445. In the event that BMS or Pfizer [*] at any such meeting, BMS or Pfizer [*] (without the [*], and without [*]).

(d) For all Portola Regulatory Authority Meetings:

(i) Portola will prepare all strategy and correspondence for Portola Regulatory Authority Meetings, and will provide BMS and Pfizer with copies of any proposed strategy and correspondence pertaining to Apixaban at least [*] prior to submission to a Regulatory Authority [*]. All strategy and correspondence related to the combination of Apixaban and PRT064445 shall be [*] prior to such meeting, provided that Portola shall [*] such Regulatory Filings and make other regulatory communications [*] or [*], or [*] (e.g., [*] with [*]) or [*];

(ii) Upon Portola’s request, BMS and Pfizer shall provide Portola [*] regulatory materials of Apixaban in a timely manner in order for Portola to prepare for the meeting;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iii) Portola shall lead all Portola Regulatory Authority Meetings. Up to [*] attendees from BMS and Pfizer, collectively, may attend portions of any such meeting that pertains to Apixaban. In the event that BMS or Pfizer would like additional attendees or if Portola has concerns regarding BMS’ or Pfizer’s attendance at any such meeting, the Parties may raise their concerns for discussion to the JCC (without the [*], and without [*]).

(e) Each Party may [*] in [*] and [*] for [*] without the consent of the other Party.

6.2 Adverse Event Reporting and Safety Data Exchange. After the Effective Date but in no event later than the initiation of the Studies, the Parties shall define and finalize the actions that the Parties shall employ to protect study subjects and promote their well-being in a written pharmacovigilance agreement (the “Pharmacovigilance Agreement”). These responsibilities shall include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports, pregnancy reports, and any other information concerning the safety of Apixaban and PRT064445 in combination. Such guidelines and procedures shall be in accordance with, and enable both Parties to fulfill, local and national regulatory reporting obligations under Applicable Laws and regulations. In addition, in the case of safety issues relating to Apixaban, or as needed to meet BMS’ or Pfizer’s requirements for reporting to Regulatory Authorities relating to Apixaban, Portola shall promptly provide BMS and Pfizer with any Case Report Forms or data and analysis from the Studies as reasonably necessary for BMS and Pfizer to evaluate such safety issue or comply with any such regulatory requirement.

ARTICLE 7

FINANCIAL PROVISIONS

7.1 Payments.

(a) Within [*] subsequent to the Effective Date, BMS shall pay to Portola a one-time fee of [*], which amount shall be non-refundable.

(b) Within [*] subsequent to [*], BMS shall pay to Portola [*].

(c) The payments set forth in clauses (a) and (b) above shall be the full extent of any payments to be made by BMS or Pfizer in consideration of this Agreement, and any costs associated with any preclinical studies required by Regulatory Authorities that are not contemplated in the appended Development Plan shall be funded solely by Portola.

(d) Pfizer shall reimburse BMS for its portion of the fees described in clauses (a) and (b) above pursuant to the BMS/Pfizer Agreement, with the timing and manner of such reimbursement being determined by the JFC (as defined in the BMS/Pfizer Agreement).

7.2 Development Costs. Each Party shall be solely responsible for the costs and expenses it incurs in performing its obligations under the Development Plan. In the case of Portola, this shall include the costs incurred to conduct the Studies, except that BMS shall provide Portola, [*], with all the Apixaban that is required to complete the Studies. In the event

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the JCC assigns to BMS or Pfizer responsibility for certain Studies, and BMS or Pfizer (as applicable) agrees to perform such Studies, such work shall be conducted by BMS or Pfizer at its own expense except that Portola shall provide BMS or Pfizer (as applicable), [*], with all the PRT064445 that is required to complete such Studies.

ARTICLE 8

INTELLECTUAL PROPERTY RIGHTS

8.1 Disclosure and Ownership of Inventions

(a) Disclosure of Invention. Each Party shall promptly disclose to the JCC all Inventions made by such Party (including its Affiliates, their respective employees, agents and independent contractors) under this Agreement, including any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing the Inventions. Inventorship for patentable Inventions conceived or reduced to practice anywhere in the world during the course of the performance of activities pursuant to this Agreement shall be determined in accordance with United States patent laws.

(b) Portola Inventions. Portola shall solely own all Inventions that [*] (“Portola Inventions”). To the extent any Portola Invention is made by BMS, whether solely or jointly with Portola, BMS shall, and hereby does, transfer and assign to Portola, without additional consideration, all of BMS’ interest in such Portola Invention, which transfer and assignment Portola hereby accepts. BMS shall execute and deliver to Portola a deed(s) of such assignment, in a mutually agreeable form and will take whatever actions reasonably necessary, including the appointment of Portola as its attorney in fact solely to make such assignment, to effect such assignment.

(c) BMS Inventions. BMS shall solely own all Inventions that [*] (“BMS Inventions”). To the extent any BMS Invention is made by Portola, whether solely or jointly with BMS, Portola shall, and hereby does, transfer and assign to BMS, without additional consideration, all of Portola’s interest in such BMS Invention, which transfer and assignment BMS hereby accepts. Portola shall execute and deliver to BMS a deed(s) of such assignment, in a mutually agreeable form and will take whatever actions reasonably necessary, including the appointment of BMS as its attorney in fact solely to make such assignment, to effect such assignment.

(d) Joint Invention. All Inventions that are neither a Portola Invention nor a BMS Invention shall be jointly owned by Portola and BMS (the “Joint Inventions”). To the extent any Joint Invention is made solely by a Party, such Party shall, and does hereby, transfer and assign to Portola and/or BMS, without additional consideration, one undivided half of such Party’s interest in such Joint Invention to the extent necessary to vest joint ownership in Portola and BMS, which transfer and assignment the other Party hereby accepts. Each Party shall execute and deliver to the other Party a deed(s) of such assignment, in a mutually agreeable form and will take whatever actions reasonably necessary, including the appointment of the other Party as its attorney in fact solely to make such assignment, to effect such assignment. Each Party shall be entitled to practice, license, assign and exploit its interest in any Joint Invention in

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

any jurisdiction throughout the world, without the duty of accounting or an obligation to seek consent from the other Party.

(e) Pfizer Inventions. It is not expected that Pfizer will perform any work under this Agreement that would result in an Invention. However, in the event Pfizer makes an Invention under this Agreement, the ownership, prosecution and enforcement of the resulting intellectual property rights shall be the same as if such Invention had been made by BMS, and Pfizer agrees to assign its rights in such Invention consistent with such allocation of rights; provided that any Joint Invention made by Pfizer shall include Pfizer as an owner subject to the same rights and obligations that BMS has under subsection (d) of this section.

8.2 Patent Prosecution.

(a) Sole Patents. Each Party shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain all Patent Rights that claim Inventions solely owned by such Party (the “Sole Patents”), at its sole cost and expense.

(b) Joint Patents. [*] shall have the first right, but not the obligation, to prepare, file, prosecute and maintain all Patent Rights that claim Joint Inventions (the “Joint Patents”), at [*] sole cost and expense. If [*] decides to cease the prosecution or maintenance of any Joint Patent (or claim within such Joint Patent that [*]), it shall notify [*] in writing sufficiently in advance so that [*] may, at its discretion, assume the responsibility for the prosecution and maintenance of such Joint Patent (or claim), at [*] sole cost and expense. The prosecuting Party shall provide the other Party, for its review and comment, with drafts of any material filings or responses to be made to any patent authority with respect to Joint Patents at least [*] in advance of intended submission, and shall provide the other Party with copies of material filings with and communication from patent authorities with respect to Joint Patents. The prosecuting Party shall reasonably consider in good faith incorporating comments thereto provided by the other Party.

(c) Collaboration. Each Party shall provide the other Party all reasonable assistance and cooperation, at the prosecuting Party’s request, in the patent prosecution efforts provided above in this Section 8.2, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

8.3 Patent Enforcement

(a) Sole Patents. Each Party shall have the sole right, but not the obligation, to bring an appropriate suit or other action against any person or entity engaged in any infringement of its Sole Patents, and shall bear all related expenses and retain all related recoveries.

(b) Joint Patents. Each Party will notify the other within [*] of any infringement by a Third Party of any Joint Patents of which such Party becomes aware. [*] shall have the first right, but not the obligation, to bring an appropriate suit or other action (an “Action”) to enforce the Joint Patents against any infringement. [*] shall have a period of [*] after its receipt or delivery of the notice of infringement, or in the case of any certification filed pursuant to 21 U.S.C. § 355(b)(2)(A)(iv), 21 U.S.C. § 355(j)(2)(A)(vii)(IV), or any comparable

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Applicable Law (or any amendment or successor statute thereto) in any country or regulatory jurisdiction in the Territory, until no later than [*] prior to the expiration date for filing an Action in response to such certification, to elect to so enforce the Joint Patents or to pursue a settlement or otherwise secure the abatement of such infringement. If [*] elects not to commence an Action to enforce such Joint Patents (or claim within such Joint Patent that [*]) or to settle or otherwise secure the abatement of such infringement within such time period, or if [*] fails to commence an Action to enforce such Joint Patents or claim) or to settle or otherwise secure the abatement of such infringement within [*], then [*] shall have the right, but not the obligation, to commence an Action to enforce such Joint Patents (or claim) against such infringement. The enforcing Party of any Joint Patents (or claim) shall keep the other Party reasonably informed of the status and progress of such enforcement efforts, and shall reasonably consider the other Party’s comments on any such efforts. At the request of the enforcing Party, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required. The non-enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice and at its own cost and expense, but shall at all times cooperate fully with the enforcing Party. In connection with any such proceeding, the enforcing Party shall not enter into any settlement admitting the invalidity of, or otherwise impairing the other Party’s rights in, the Joint Patents (or claim) without the prior written consent of the other Party. The enforcing Party shall be solely responsible for any expenses incurred by such Party as a result of such Action. If the enforcing Party recovers monetary damages in such Action, such recovery shall be allocated first to the reimbursement of the expenses incurred by the Parties in such Action, and any remaining amounts shall be shared between the Parties in proportion to its economic interests.

ARTICLE 9

CONFIDENTIALITY; PUBLICATION

9.1 Nondisclosure of Confidential Information. All information disclosed by one Party to any other Party pursuant to this Agreement that (a) if in tangible form, is labeled in writing as “proprietary” or “confidential” (or similar reference); (b) if in oral or visual form, is identified as proprietary or confidential or for internal use only at the time of disclosure and summarized in writing within [*] thereafter shall be “Confidential Information” of the disclosing Party. For purposes of this Agreement, regardless of which Party discloses such Confidential Information to the other, (a) all BMS Inventions shall be Confidential Information of BMS and Pfizer, and Portola shall be the receiving Party, (b) all Portola Inventions shall be Confidential Information of Portola, and BMS and Pfizer shall be the receiving Parties, and (c) all Joint Inventions and Joint Patents shall, with respect to BMS and Pfizer, be Confidential Information of Portola and, with respect to Portola, be Confidential Information of BMS and Pfizer.

(a) Except to the extent expressly authorized in this Article 9, or as otherwise agreed in writing by the Parties, each Party agrees that, for the Term and for a period of [*] thereafter, it shall (x) not use the disclosing Party’s Confidential Information for the [*] or [*]; or for any other purpose except as expressly provided for in this Agreement ; (y) treat the disclosing Party’s Confidential Information with the same degree of care the receiving Party uses to its own confidential information but in no event with less than a reasonable degree of care; and (z) reproduce the disclosing Party’s Confidential Information solely to the extent necessary to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

accomplish the receiving Party’s obligations under this Agreement, with all such reproductions being considered the disclosing Party’s Confidential Information.

(b) Notwithstanding anything to the contrary in this Section 9.1, the receiving Party may disclose the disclosing Party’s Confidential Information to its employees, consultants or agents on a need-to-know basis for the purpose of fulfilling the receiving Party’s obligations under this Agreement; provided, however, that (i) any such employees, consultants or agents are bound by written obligations of confidentiality at least as restrictive as those set forth in this Agreement, and (ii) the receiving Party remains liable for the compliance of such employees, consultants or agents with such obligations.

(c) Each receiving Party acknowledges that in connection with its and its representatives’ examination of the Confidential Information of the disclosing Party, the receiving Party and its representatives may have access to material, non-public information, and that the receiving Party is aware, and will advise its representatives who are informed as to the matters that are the subject of this Agreement, that state and federal laws impose restrictions on the dissemination of such information and trading in securities when in possession of such information. Each receiving Party agrees that it will not, and will advise its representatives who are informed as to the matters that are the subject of this Agreement to not, purchase or sell any security of the disclosing Party on the basis of the Confidential Information to the extent such Confidential Information constitutes material non-public information about the disclosing Party or such security.

9.2 Exceptions. The foregoing obligations as to particular Confidential Information of a disclosing Party shall not apply to the extent that the receiving Party can demonstrate that such Confidential Information:

(a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

(b) is in the public domain or is publicly known by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain or becomes publicly known through no fault of the receiving Party;

(c) is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or

(d) is developed by the receiving Party independently and without use of or reference to any Confidential Information received from the disclosing Party, as documented by the receiving Party’s business records.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.3 Authorized Disclosures. Notwithstanding the obligations set forth in Sections 9.1 and 9.4, a Party may disclose the other Party’s Confidential Information and the terms of this Agreement to the extent:

(a) such disclosure: (i) is reasonably necessary for filing or prosecuting Patent Rights as contemplated by this Agreement; (ii) is reasonably necessary in connection with [*] or [*], or [*], is reasonably necessary for the [*]; (iii) is reasonably necessary for prosecuting or defending litigation as contemplated by this Agreement; or (iv) is made to any Third Party bound by written obligation of confidentiality and non-use similar to those set forth under this Article 9, to the extent otherwise necessary or appropriate in connection with the exercise of its rights or the performance of its obligations hereunder;

(b) such disclosure is reasonably necessary: (i) to such Party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to the receiving Party, provided that in each such case on the condition that such directors, attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations substantially consistent with those contained in this Agreement; provided, however, that the term of confidentiality for such directors, attorneys, independent accountants and financial advisors shall be no less than [*] from the date of disclosure; or (ii) to actual or potential investors, lenders, financing sources, investment bankers and/or acquirors solely for the purpose of evaluating an actual or potential investment, financing or acquisition; provided that in each such case on the condition that such actual or potential investors, lenders, financing sources, investment bankers and/or acquirers are bound by confidentiality and non-use obligations substantially consistent with those contained in the Agreement; provided, however, that the term of confidentiality for such investors, lenders, financing sources, investment bankers and/or acquirors shall be no less than [*] from the date of disclosure; or

(c) such disclosure is required by judicial or administrative process, provided that in such event, to the extent permitted, such Party shall promptly inform the other Party of such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 8, and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order to ensure the continued confidential treatment of such Confidential Information.

9.4 Technical Publication. No Party may publish any peer reviewed manuscripts, or give other forms of public disclosure such as abstracts and presentations, of results of Studies carried out under this Agreement, without the opportunity for prior review by the other Party, except to the extent required by Applicable Laws. A Party seeking publication shall provide the other Party the opportunity to review and comment on any proposed publication which relates to the Studies at least [*] prior to its intended submission for publication. The other Party shall provide the Party seeking publication with its comments in writing, if any, within [*] after receipt of such proposed publication. The Party seeking publication shall consider in good faith any comments thereto provided by the other Party and shall comply with the other Party’s request to remove any and all of such other Party’s Confidential Information from the proposed

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

publication. In addition, the Party seeking publication shall delay the submission for a period up to [*] in the event that the other Party determines that the proposed publication contains or may contain patentable subject matter, so that the other Party may draft and file patent applications directed to such subject matter. If the other Party fails to provide its comments to the Party seeking publication within such [*] period, such other Party shall be deemed to not have any comments, and the Party seeking publication shall be free to publish such proposed publication after the [*] period has elapsed. The Party seeking publication shall provide the other Party a copy of the publication at the time of the submission. Each Party agrees to acknowledge the contributions of the other Party and its employees in all publications as scientifically appropriate. If any Party engages any Third Party contractors or collaborators in the conduct of the Studies hereunder, such Party shall ensure that such Third Party contractors and collaborators (including academic collaborators) are bound by the procedure set forth in this Section 9.4 with respect to any publication relating to the Studies. Notwithstanding the foregoing, but subject to the review periods set forth above, (a) [*] shall [*] to [*] of the [*] of the [*] pursuant to the [*] set forth in the [*], (b) in the event that [*] any [*] set forth in [*] in the [*], such [*] shall [*] to [*] by such [*], and in each case of (a) and (b), [*] shall [*] to [*] or [*]. [*] shall [*] for the [*] (if such [*]) other than [*] specified on Schedule 9.4 without [*].

9.5 Publicity; Use of Names. Subject to the rest of this Section 9.5 and except as otherwise permitted in this Article 9, no disclosure of the existence, or the terms, of this Agreement may be made by any Party or its Affiliates, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by Applicable Laws.

(a) A Party may disclose this Agreement and its terms in securities filings with the Securities Exchange Commission (“SEC”) (or equivalent foreign agency) to the extent required by Applicable Laws after complying with the procedure set forth in this Section 9.5. In such event, the Party seeking such disclosure will prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no less than [*] after receipt of such confidential treatment request and proposed redactions, or such shorter period of time to permit the Party seeking such disclosure to comply with Applicable Laws) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines proscribed by Applicable Laws and regulations. The Party seeking such disclosure shall exercise reasonable efforts to obtain confidential treatment of the Agreement as represented by the redacted version reviewed by the other Party.

(b) Further, each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with the SEC or other agency) of certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by Applicable Laws, provided that, to the extent permitted, the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and provided further that (except to the extent that the Party seeking disclosure is required to disclose such information to comply with Applicable Laws or regulations) if the other Party demonstrates to the reasonable satisfaction of the Party seeking

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

disclosure, within [*] (or such shorter period of time to permit the Party seeking such disclosure to comply with Applicable Laws) of such Party’s providing the copy, that the public disclosure of previously undisclosed information will materially adversely affect the development and/or commercialization of PRT064445 or Apixaban, the Party seeking disclosure will remove from the disclosure such specific previously undisclosed information as the other Party shall reasonably request to be removed.

(c) If any Party desires to issue a press release or make a public announcement concerning the material terms of this Agreement or material developments or material information generated under this Agreement, including announcing the commencement of the Studies and the publication of data and results of the Studies in accordance with Section 9.5, such Party shall, no later than [*] prior to the anticipated date of any such announcement, provide the other Party with the proposed text of such announcement for prior review and approval by such other Party, such approval not to be unreasonably withheld or delayed. The Parties shall agree on language of a joint press release announcing the execution of this Agreement, which shall be issued by the Parties on a mutually agreed date not later than the first patient dosing in the Clinical Trial.

(d) The Parties agree that after a disclosure pursuant to subsection (b) or a press release pursuant to subsection (c) hereof has been reviewed and approved by the other Party, the disclosing Party may make subsequent public disclosures or issue a press release disclosing the same content without having to obtain the other Party’s prior consent and approval; provided such information remains accurate as of such time.

9.6 Equitable Relief. Each Party acknowledges that its breach of this Article 9 may cause irreparable harm to the other Party, which may not be reasonably or adequately compensated in damages in an action at law. By reasons thereof, each Party agrees that the other Party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to seek preliminary and permanent injunctive and other equitable relief to prevent or curtail any actual or threatened breach of the obligations relating to Confidential Information set forth in this Article 9 by the other Party.

ARTICLE 10

TERM AND TERMINATION

10.1 Term. Unless earlier terminated as permitted by this Agreement, the term of this Agreement (the “Term”) shall commence upon the Effective Date and continue in full force and effect until the completion of the Studies (including the delivery of all Study Data, case report forms, and analyses contemplated by the Development Plan).

10.2 Termination.

(a) Termination by BMS or Pfizer.

(i) For Inability to Agree on [*] that is [*]. In the event that [*], which [*] is [*], and the Parties cannot reach agreement with respect to [*], this Agreement may

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

be terminated by BMS or Pfizer by providing written notice of termination to Portola (which termination will be effective immediately);

(ii) For Convenience [*]. This Agreement may be terminated by BMS or Pfizer [*] at its sole discretion and for any reason or no reason, by providing written notice of termination to Portola, which notice includes an effective date of termination at least [*] after the date of the notice; provided that in such event, no payment shall be due and payable to Portola pursuant to Section 7.1(b) if the [*] prior to Portola’s receipt of such written notice of termination or where such payment would otherwise accrue subsequent to the date of such notice (i.e. during the [*] subsequent to such notice but prior to the effective date of such termination);

(iii) For Portola Bankruptcy. This Agreement may be terminated by BMS or Pfizer immediately, by providing written notice of termination to Portola, upon Portola’s filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by Portola; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if Portola consents to the involuntary bankruptcy or such proceeding is not dismissed within [*] after the filing thereof.

(iv) For [*]. This Agreement may be terminated by [*] immediately, by providing written notice of termination to [*], upon a [*]. For the purpose of this Agreement, a “[*]” means (1) [*] that is [*], (b) [*] that is [*] or [*] or (c) [*] that is [*] or [*]; provided, however, that a [*] shall not include any [*], or [*], or [*]; provided, further, that a [*] shall not include any [*]r or [*].

(b) Termination by Either Party.

(i) For Uncured Material Breach. This Agreement may be terminated by BMS or Pfizer, on the one hand, or Portola, on the other hand, immediately, by providing written notice of termination to the other Party, if the other Party materially breaches its obligations under this Agreement and, after receiving written notice identifying such material breach in reasonable detail, fails to cure such material breach within [*] from the date of such notice. If the allegedly breaching Party in good faith disputes such material breach or disputes the failure to cure or remedy such material breach and provides written notice of that dispute to the other Party within such [*] period, the matter will be addressed under the dispute resolution provisions in Section 13.6, and the notifying Party may not terminate this Agreement until it has been determined under Section 13.6 that the allegedly breaching Party is in material breach of this Agreement, and such breaching Party further fails to cure such material breach within [*] after the conclusion of that dispute resolution procedure (and such termination shall then be effective upon written notification from the notifying Party to the breaching Party). For the purpose of this Section 10.2(b), material breach shall include Portola’s failure to provide adequate cGMP–grade PRT064445 as required for the conduct the Studies or cross reference to Portola’s regulatory materials, and BMS’ failure to provide adequate cGMP-grade Apixaban or cross reference to Apixaban’s regulatory materials as required for the conduct of the Studies.

(ii) For Material Safety Issues. The Studies (and consequently this Agreement) may be terminated by either Party immediately, by providing written notice of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

termination to the other Party, if there is a material safety issue identified with respect to PRT064445 or when used as an antidote to Apixaban.

10.3 Effect of Termination. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the provisions of Sections [*] and [*] shall survive the expiration or termination of this Agreement; provided, however, that if as a result of termination [*], then only the provisions of Sections [*] and [*] shall survive (for clarity, the foregoing survival provisions, to the extent applicable to data, results, records and inventions, shall apply only to [*] and [*] and [*], if as a result of termination [*]).

10.4 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein.

ARTICLE 11

REPRESENTATIONS AND WARRANTIES AND COVENANTS

11.1 Representations and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

(a) it has the full right, power and authority and the legal right to enter into this Agreement, to perform its obligations hereunder;

(b) this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms (subject to the general principles of equity and to bankruptcy, insolvency, moratorium and other similar Applicable Laws affecting the enforcement of creditors’ rights generally), and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and

(c) it has communicated to the other Party any written notices from Third Parties to the effect that the use or sale of PRT064445 infringes the intellectual property rights of any Third Party.

11.2 Representation by Portola. Portola represents that it has disclosed to BMS and Pfizer the material contents of any relevant interactions with any Regulatory Authority(ies) that relate to the proposed Study or that could have a material adverse impact on the ability of the Parties to conduct the Study or to seek regulatory approval for use of PRT064445 with Apixaban.

11.3 Representation by BMS. BMS represents that it Controls all of the Patent Rights and Know-How owned by BMS or generated in the course of the BMS/Pfizer collaboration related to Apixaban which may be relevant to the licenses granted to Portola under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.4 Covenants by Each Party. No Party shall enter into any agreement, instrument or understanding, oral or written, which would conflict with its obligations or the rights granted to the other Party under this Agreement.

11.5 No Conflicts. Each Party represents and warrants that, to the best of its knowledge, it has not entered, and shall not enter, into any agreement with any Third Party that is in conflict with the rights granted to the other Party under this Agreement, and has not taken any action that would in any way prevent it from granting the rights granted to the other Party under this Agreement, or that would otherwise materially conflict with or adversely affect the rights granted to the other Party under this Agreement.

11.6 No Debarment. Each Party hereby certifies to the other that it has not used, and will not use the services of any person debarred under 21 U.S.C. 335a, as amended, in any capacity in connection with any of the services or work provided under the Development Plan conducted for or on behalf of such Party or any of its Affiliates and that this certification may be relied upon in any applications to the Federal Food and Drug Administration or any other regulatory agency. It is understood and agreed that this certification imposes a continuing obligation upon each Party to notify the other promptly of any change in the truth of this certification.

11.7 Conduct of Development Plan. Each Party represents and warrants that it will conduct, and will cause its Affiliates and sublicensees to conduct, the Studies in compliance with all Applicable Laws.

11.8 No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 12, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF BMS, PFIZER OR PORTOLA; AND (B) ALL OTHER CONDITIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

ARTICLE 12

INDEMNIFICATION; LIABILITY

12.1 Indemnification by Portola. Subject to Section 12.3, Portola shall indemnify and hold BMS, Pfizer, and their Affiliates and sublicenses, and their respective officers, directors, agents and employees (“BMS/Pfizer Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:

(a) the negligence or willful misconduct of any of the Portola Indemnitees;

(b) any breach of this Agreement by Portola; or

(c) the development, distribution, transfer, handling, use, administration, manufacture, storage or other exploitation of PRT064445;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

except in each case, to the extent such Claims result from the negligence or willful misconduct of any BMS/Pfizer Indemnitees or any breach of this Agreement by BMS or Pfizer.

12.2 Indemnification by BMS and Pfizer. Subject to Section 12.3, BMS and Pfizer, collectively, shall indemnify and hold Portola, its Affiliates, and their respective officers, directors, agents and employees (“Portola Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:

(a) the negligence or willful misconduct of any of the BMS/Pfizer Indemnitees;

(b) the breach of this Agreement by BMS or Pfizer; or

(c) the development, distribution, transfer, handling, use, administration, manufacture, storage or other exploitation of Apixaban;

except in each case, to the extent such Claims result from the negligence or willful misconduct of any Portola Indemnitees or any breach of this Agreement by Portola.

12.3 Shared Claims. Portola, on the one hand, and BMS and Pfizer, on the other hand, shall [*] any Claim that (a) does not result from the negligence or willful misconduct of any Portola Indemnitee or BMS/Pfizer Indemnitee or breach of this Agreement by Portola or BMS or Pfizer; and (b) cannot be traced solely to either Apixaban or PRT064445.

12.4 Indemnification Procedure. If any Party is seeking indemnification under Sections 12.1 or 12.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the Claim giving rise to the obligation to indemnify pursuant to such section as soon as reasonably practicable after receiving notice of the claim. The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party. No Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnified Party’s written consent, which consent shall not be unreasonably withheld or delayed. The Indemnified Party shall not settle any such Claim without the Indemnifying Party’s prior written consent. If the Parties cannot agree as to the application of Section 12.1 or 12.2 as to any claim, pending resolution of the dispute pursuant to Section 13.6, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 12.1 or 12.2 upon resolution of the underlying claim.

12.5 Mitigation of Loss. Each Indemnified Party will take, and will ensure that its Affiliates take, all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Article 12. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12.6 Special, Indirect and Other Losses. EXCEPT IN THE EVENT OF A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 9, NO PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, PUNITIVE, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, MULTIPLE OR OTHER INDIRECT DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 12.

ARTICLE 13

GENERAL PROVISIONS

13.1 Force Majeure. No Party shall be held liable to the other Party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party or unavailability of materials related to the manufacture of products. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances.

13.2 Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by any Party without the prior written consent of the other Parties; provided, however, that, for clarity, each Party may subcontract its rights and obligations as permitted by this Agreement. Notwithstanding the foregoing, any Party may, without consent of the other Parties, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of such Party, or in whole to its successor in interest in connection with the sale of all or substantially all of its stock or its assets to which this Agreement relates, or in connection with a merger, acquisition, reorganization, change of control or similar transaction. Any attempted assignment not in accordance with this Section 13.2 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

13.3 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.4 Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Portola:

Portola Pharmaceuticals, Inc.

270 East Grand Avenue, Suite 22

South San Francisco, CA 94080

Attn: Chief Executive Officer

Fax: (650) 246-7376

with a copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attn: Robert L. Jones, Esq.

Fax: (650) 849-7400

If to BMS:

Bristol-Myers Squibb Company

Route 206 & Province Line Road

Princeton, NJ 08543

Attn: Vice President, Business Development

Fax: 609-252-7718

with a copy to:

Bristol-Myers Squibb Company

Route 206 & Province Line Road

Princeton, NJ 08543

Attn: Vice President and Asst. General Counsel, Business Development

Fax: 609-252-6019

If to Pfizer:

Pfizer Inc.

235 East 42nd Street

New York, New York 10017-5755

Attention: Senior Vice President and Associate General Counsel,

Business Transactions

Fax: 1-212-573-0768

with a copy to:

Pfizer Inc.

235 East 42nd Street

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

New York, New York 10017-5755

Attention: General Counsel

Fax: 1-212-808-8924

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on the business day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) business day following the date of mailing, if sent by mail.

13.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws.

13.6 Dispute Resolution

(a) The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof, in accordance with this Agreement or otherwise in good faith. If the Parties do not so fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not promptly resolved that is not an Excluded Claim (defined in Section 13.6(f) below), such dispute, controversy or claim shall be finally resolved by binding arbitration administered by JAMS pursuant to JAMS’ Streamlined Arbitration Rules and Procedures then in effect (the “JAMS Rules”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

(b) The arbitration shall be conducted by a panel of three (3) persons experienced in the pharmaceutical business: within [*] after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within [*] of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by JAMS. The place of arbitration shall be [*], and all proceedings and communications shall be in English.

(c) Any Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Any Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages, except as provided in Section 13.6. Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

(d) Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(e) The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, no Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

(f) As used in this Section, the term “Excluded Claim” means a dispute, controversy or claim that concerns (a) the scope, validity, enforceability, inventorship or infringement of a patent, patent application, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory. Excluded Claims shall be determined by a court of competent jurisdiction.

13.7 Entire Agreement; Amendments. This Agreement, together with the Schedules and Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof are superseded by the terms of this Agreement. The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties. The Parties agree that, effective as of the Effective Date, that certain 3-Way Confidential Disclosure Agreement among the Parties dated as of [*] (“Confidentiality Agreement”) shall be superseded by this Agreement, and that disclosures made prior to the Effective Date pursuant to the Confidentiality Agreement shall be subject to the confidentiality and non-use provisions of this Agreement.

13.8 Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

13.9 Independent Contractors. It is expressly agreed that Portola, BMS and Pfizer shall be independent contractors and that the relationship between the three Parties shall not constitute a partnership, joint venture or agency. No Party shall be the agent of the other or have any authority to act for, or on behalf of, any other Party in any matter. No Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on any other Party, without the prior written consent of such other Party.

13.10 Waiver. The waiver by any Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

13.11 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

13.12 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

13.13 Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a business day then such notice or other action or omission shall be deemed to required to be taken on the next occurring business day. “[B][b]usiness [D][d]ay” means a day other than Saturday or Sunday on which the banks in San Francisco, California and New York City, New York are open for business.

13.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

Bristol-Myers Squibb Company		Portola Pharmaceuticals, Inc.

By:	/s/ Graham R. Braizer	By:	/s/ William Lis

Name:	Graham R. Brazier	Name:	William Lis

Title:	Vice President	Title:	C.E.O.
Strategic Transaction Group

Pfizer Inc.

By:	/s/ Steven J. Romano, MD

Name:	Steven J. Romano, MD

Title:	SVP, Head Medicines Development Group Primary Care, Pfizer

[SIGNATURE PAGE OF THE CLINICAL COLLABORATION AGREEMENT BY AND AMONG

PORTOLA PHARMACEUTICALS, INC., BRISTOL-MYERS SQUIBB COMPANY AND PFIZER, INC.]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

List of Schedules and Exhibits

Schedule 1.2	Chemical structure of Apixaban
Schedule 1.29	Chemical structure of PRT064445
Schedule 9.4	[*]

Exhibit A	Initial Development Plan

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1.2	Chemical structure of Apixaban

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1.29	Chemical structure of PRT064445

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 9.4

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A	Initial Development Plan

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.